Bullion Monarch Mining, Inc.
20 North Main, Suite 202
St. George, UT 84770

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on Monday, October 04, 2010

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As part of our efforts to conserve environmental resources and prevent unnecessary corporate expenses, BULLION MONARCH MINING, INC has elected to provide Internet access to its proxy statement and annual reports rather than mailing paper copies. This reduces postage, printing expenses, and unnecessary paper waste.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Voting Items

The Board of Directors recommend a vote FOR the following proposals:

1. Election of Directors

1. R. Don Morris	2. Peter Passaro	3. James A. Morris
4. John Demara	5. Larry L. Anderson, PhD	

2. On a resolution ratifying the re-selection of Mantyla McReynolds as the Company's independent registered public accounting firm.

NOTE: To transact such other business as may properly come before the Annual Meeting (and any adjournment thereof), all in accordance with the Proxy Statement.

How to Access the Proxy Materials

The proxy statement and annual report to security holders are available online at:

www.colonialstock.com/bullion2010

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery, please make your request for a copy as instructed below on or before: September 24, 2010

TO ORDER A PAPER OR E-MAIL COPY OF THE PROXY MATERIALS:

BY PHONE - 877-285-8605

-Please have your notice and proxy card in hand when you call.

BY INTERNET - www.colonialstock.com/bullion2010

-On the above website, you can request paper copies of the materials by clicking "Request Copy" and entering the control number below as directed.

BY EMAIL - annualmeeting@colonialstock.com

-List the control number below and clearly identify the materials you are requesting and the name and address or email address to which the materials should be sent.

Meeting Information

Meeting Type:	Annual Meeting
Meeting Date:	October 04, 2010
Meeting Time:	11:00 AM PST
Meeting Location:	South Point Hotel 9777 Las Vegas Blvd South Las Vegas, Nevada 89183

How to Vote

1. Vote online at: www.colonialstock.com/bullion2010 on the above-listed website by clicking "Vote" and then entering the control number below.
2. Vote by calling (877) 285-8605.
3. Send a paper voting card by mail (after requesting copies).
4. Vote in person at the meeting.

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